TRIMAS REPORTS FIRST QUARTER 2022 RESULTS
Company Reaffirms Full Year 2022 Outlook
BLOOMFIELD HILLS, Michigan, April 28, 2022 - TriMas (NASDAQ: TRS) today announced financial results for the first quarter ended March 31, 2022.
TriMas Highlights
•Increased first quarter 2022 net sales by 8.5%, with record first quarter sales in TriMas' Packaging group
•Leveraged increased TriMas' Specialty Products sales to improve its first quarter operating profit by $2.7 million
•Reported diluted EPS of $0.33, while adjusted diluted EPS(1) increased to $0.50, in line with Company expectations
•Ended first quarter with a strong balance sheet and a net leverage ratio of 2.0x, even after completing three recent acquisitions, funding dividend payments and repurchasing shares
First Quarter 2022
TriMas reported first quarter 2022 net sales of $224.3 million, an increase of 8.5% compared to $206.7 million in first quarter 2021, as a result of increased demand in TriMas' Specialty Products group, and acquisition-related sales. The Company reported operating profit of $21.9 million in first quarter 2022, a slight increase compared to $21.1 million in first quarter 2021. Adjusting for Special Items(2) primarily related to realignment and acquisition-related diligence and transaction costs, first quarter 2022 adjusted operating profit was $26.2 million, a slight decline compared to $26.6 million in the prior year period, as higher energy costs, inflationary pressures, including certain commodities and freight, and continued pandemic-related labor inefficiencies more than offset the impact of increased sales levels.
The Company reported first quarter 2022 net income of $14.2 million, or $0.33 per diluted share, compared to $13.1 million, or $0.30 per diluted share. Adjusting for Special Items(2), first quarter 2022 adjusted net income(1) was $17.6 million, a slight increase compared to $17.4 million in first quarter 2021, and adjusted diluted earnings per share(1) was $0.50, a 2.0% increase compared to $0.49, in the prior year period.
"During the first quarter, we achieved sales growth of 8.5% and adjusted diluted EPS(1) of $0.50," said Thomas Amato, TriMas President and Chief Executive Officer. "We continue to be pleased with our positive results, particularly considering the continued challenges related to the pandemic and labor constraints, as well as more recent supply chain, energy cost and inflationary pressures related to the macro effects from the conflict in Eastern Europe. We attribute our continued solid performance to the dedication and commitment of our global team, who is focused on meeting the needs of our customers in our diverse set of end markets, all while navigating very dynamic, and often differing, regional environments.
"In addition, we continued to deploy and allocate capital in a balanced manner, as we invested in organic growth initiatives and strategic acquisitions, while also returning capital to shareholders through share repurchases and dividends. We believe our momentum in executing our long-term strategy will continue, and we are confident that our multiple levers for growth, commitment to innovation and continuous improvement, and dedicated global workforce will provide benefits to our shareholders," Amato concluded.
Financial Position
The Company reported net cash provided by operating activities of $5.7 million for first quarter 2022, compared to $15.7 million generated in first quarter 2021. As a result, the Company reported a Free Cash Flow(3) use of $1.9 million for first quarter 2022 compared to Free Cash Flow(3) of $10.3 million in first quarter 2021, primarily due to proactive inventory decisions in response to global supply chain challenges and the timing of capital expenditures, including investments related to localizing production in the United States and adding future capacity for new programs, primarily in TriMas' Packaging group. The Company continues to target 2022 Free Cash Flow(3) to be greater than 100% of net income. Please see Appendix I for further details.

During first quarter 2022, the Company used $64.0 million for acquisitions, $11.9 million for capital investments, primarily for TriMas Packaging's additional capacity in the United States, and repurchased 282,003 shares of its outstanding common stock for $9.1 million. As of March 31, 2022, $133.6 million remained available under the Company's repurchase authorization. During first quarter 2022, TriMas paid a quarterly cash dividend of $0.04 per share of TriMas Corporation stock on March 11, 2022, and also declared a quarterly cash dividend of $0.04 per share payable on May 12, 2022.
TriMas ended first quarter 2022 with $53.7 million of unrestricted cash on hand and a leverage ratio of 2.0x as defined in the Company's credit agreement. TriMas reported total debt of $394.0 million and Net Debt(4) of $335.2 million as of March 31, 2022.
First Quarter Segment Results
TriMas' Packaging segment represents approximately 62% of TriMas March 31, 2022 LTM sales. Net sales for the first quarter increased 4.8% compared to the year ago period as increases in acquisition-related sales and higher demand for products sold into food & beverage and industrial & agricultural applications were partially offset by the planned abatement of pandemic-related demand, particularly as compared to the high sales levels in first quarter 2021 for these products, and the impact of unfavorable currency exchange. First quarter operating profit increased slightly and the related margin percentage decreased slightly as the impact of increased sales was mitigated predominantly by higher energy costs. During first quarter 2022, the Company completed the acquisition of Intertech, a manufacturer of prototype production molds and custom components for medical and other applications, which is reported as part of TriMas' Packaging segment.
TriMas' Aerospace segment represents approximately 21% of TriMas March 31, 2022 LTM sales. Net sales for the first quarter decreased 0.2% compared to the year ago period, as the impact of market share gains and acquisition-related sales were more than offset by the expected decline in special stocking orders, which were predominantly fulfilled in 2021. First quarter operating profit and the related margin decreased as a result of a less favorable sales mix from lower levels of stocking orders, and continued labor inefficiencies related to the pandemic.
TriMas' Specialty Products segment represents approximately 17% of TriMas March 31, 2022 LTM sales. First quarter net sales increased 37.5% compared to the year ago period, primarily due to higher demand for steel cylinders used in construction and HVAC applications, as end markets have improved from the pandemic downturn. Sales of replacement parts for stationary power generation units and compressors increased primarily as a result of higher demand levels given increased natural gas and crude pricing, and related activities in North America. First quarter operating profit and the related margin increased as a result of higher sales and the positive impact of previous factory floor improvement actions.
Outlook
The Company reaffirms its full year 2022 outlook provided on March 1, 2022. The Company expects to generate full year 2022 adjusted diluted earnings per share(1) in the range of $2.25 to $2.35, based on consolidated sales growth of 8% to 11% compared to 2021. In addition, the Company is targeting 2022 Free Cash Flow(3) to be greater than 100% of net income.
The above outlook includes the impact of all announced acquisitions, but excludes any additional future direct or indirect impacts that may result from the geopolitical risks related to the recent events in Eastern Europe and potential supply disruptions related to China’s zero-COVID approach. All of the above amounts considered as 2022 guidance are after adjusting for any current or future amounts that may be considered Special Items, and in the case of adjusted diluted earnings per share, acquisition-related intangible asset amortization expense for deals that have not yet been consummated. The inability to predict the amount and timing of the impacts of these Special Items makes a detailed reconciliation of these forward-looking non-GAAP financial measures impracticable.(2)
Conference Call Information
TriMas will host its first quarter 2022 earnings conference call today, Thursday, April 28, 2022, at 10 a.m. ET. The call-in number is (888) 254-3590. Participants should request to be connected to the TriMas first quarter 2022 earnings conference call (Confirmation Code 2219626). The conference call will also be simultaneously webcast via TriMas' website at www.trimascorp.com, under the "Investors" section, with an accompanying slide presentation. A replay of the conference call will be available on the TriMas website or by dialing (888) 203-1112 (Replay Passcode 2219626) beginning April 28, 2022, at 3 p.m. ET through May 5, 2022, at 3 p.m. ET.

Notice Regarding Forward-Looking Statements
Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to TriMas’ business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: the severity and duration of the ongoing coronavirus (“COVID-19”) pandemic on our operations, customers and suppliers, as well as related actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict; general economic and currency conditions; inflationary pressures on our supply chain, including raw material and energy costs, and customers; interest rate volatility; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; competitive factors; future trends; our ability to realize our business strategies; our ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; information technology and other cyber-related risks; the performance of our subcontractors and suppliers; supply constraints, including the availability and cost of raw materials; market demand; intellectual property factors; litigation; government and regulatory actions, including, without limitation, climate change legislation and other environmental regulations, as well as the impact of tariffs, quotas and surcharges; our leverage; liabilities imposed by our debt instruments; labor disputes and shortages; changes to fiscal and tax policies; contingent liabilities relating to acquisition activities; the disruption of operations from catastrophic or extraordinary events, including natural disasters and public health crises; the amount and timing of future dividends and/or share repurchases, which remain subject to Board approval and depend on market and other conditions; our future prospects; and other risks that are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The risks described are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
In this release, certain non-GAAP financial measures are used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in Appendix I at the end of this release. Management believes that presenting these non-GAAP financial measures provides useful information to investors by helping them identify underlying trends in the Company’s businesses and facilitating comparisons of performance with prior and future periods and to the Company’s peers. These non-GAAP financial measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are provided only for the expected impact of amortization of acquisition-related intangible assets for completed acquisitions, as the Company is unable to provide estimates of future Special Items(2) or amortization from future acquisitions without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Additional information is available at www.trimascorp.com under the “Investors” section.
(1) The Company defines adjusted diluted earnings per share as net income (per GAAP), plus or minus the after-tax impact of Special Items(2), plus the after-tax impact of non-cash acquisition-related intangible asset amortization expense. While the acquisition-related intangible assets aid in the Company’s revenue generation, the Company adjusts for the non-cash amortization expense because the Company believes it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of financial results over multiple periods, and (iii) provides more relevant comparisons of financial results with the results of other companies as the amortization expense associated with these assets may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions.
(2)     Appendix I details certain costs, expenses and other amounts or charges, collectively described as "Special Items," that are included in the determination of net income, earnings per share and/or cash flows from operating activities under GAAP, but that management believes should be separately considered when evaluating the quality of the Company’s core operating results, given they may not reflect the ongoing activities of the business.

(3)     The Company defines Free Cash Flow as Net Cash Provided by/Used for Operating Activities, excluding the cash impact of Special Items, less Capital Expenditures. Please see Appendix I for additional details.
(4)    The Company defines Net Debt as Total Debt less Cash and Cash Equivalents. Please see Appendix I for additional details.
About TriMas
TriMas manufactures a diverse set of products primarily for the consumer products, aerospace and industrial markets through its TriMas Packaging, TriMas Aerospace and Specialty Products groups. Our approximately 3,500 dedicated employees in 13 countries provide customers with a wide range of innovative and quality product solutions through our market-leading businesses. Our TriMas family of businesses has strong brand names in the markets served, and operates under a common set of values and strategic priorities under the TriMas Business Model. TriMas is publicly traded on the NASDAQ under the ticker symbol “TRS,” and is headquartered in Bloomfield Hills, Michigan. For more information, please visit www.trimascorp.com.
Contact
Sherry Lauderback
VP, Investor Relations & Communications
(248) 631-5506
sherrylauderback@trimascorp.com

TriMas Corporation
Condensed Consolidated Balance Sheet
(Dollars in thousands)

	March 31, 2022	December 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$58,820	$140,740
Receivables, net	150,500	125,630
Inventories	158,360	152,450
Prepaid expenses and other current assets	16,290	12,950
Total current assets	383,970	431,770
Property and equipment, net	279,840	265,630
Operating lease right-of-use assets	53,150	50,650
Goodwill	345,010	315,490
Other intangibles, net	204,260	196,730
Deferred income taxes	7,920	9,740
Other assets	34,900	33,630
Total assets	$1,309,050	$1,303,640
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$94,870	$87,800
Accrued liabilities	51,560	58,980
Operating lease liabilities, current portion	8,400	8,120
Total current liabilities	154,830	154,900
Long-term debt, net	394,040	393,820
Operating lease liabilities	46,390	43,780
Deferred income taxes	22,460	21,260
Other long-term liabilities	57,500	59,030
Total liabilities	675,220	672,790
Total shareholders' equity	633,830	630,850
Total liabilities and shareholders' equity	$1,309,050	$1,303,640

TriMas Corporation
Consolidated Statement of Operations
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended March 31,
	2022	2021
Net sales	$224,310	$206,730
Cost of sales	(170,600)	(155,400)
Gross profit	53,710	51,330
Selling, general and administrative expenses	(31,780)	(30,220)
Operating profit	21,930	21,110
Other expense, net:
Interest expense	(3,410)	(3,550)
Debt financing and related expenses	—	(200)
Other income (expense), net	(280)	(930)
Other expense, net	(3,690)	(4,680)
Income before income tax expense	18,240	16,430
Income tax expense	(4,070)	(3,370)
Net income	$14,170	$13,060
Basic earnings per share:
Net income per share	$0.33	$0.30
Weighted average common shares—basic	42,799,206	43,185,007
Diluted earnings per share:
Net income per share	$0.33	$0.30
Weighted average common shares—diluted	43,109,693	43,634,876

TriMas Corporation
Consolidated Statement of Cash Flow
(Unaudited - dollars in thousands)

	Three months ended March 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$14,170	$13,060
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:
Loss on dispositions of assets	20	20
Depreciation	8,470	7,850
Amortization of intangible assets	5,290	5,390
Amortization of debt issue costs	220	300
Deferred income taxes	3,000	2,200
Non-cash compensation expense	2,820	2,440
Debt financing and related expenses	—	200
Increase in receivables	(22,330)	(15,640)
Increase in inventories	(910)	(3,110)
Increase in prepaid expenses and other assets	(680)	(2,070)
Increase (decrease) in accounts payable and accrued liabilities	(5,210)	1,950
Other operating activities	810	3,150
Net cash provided by operating activities, net of acquisition impact	5,670	15,740
Cash Flows from Investing Activities:
Capital expenditures	(11,890)	(9,370)
Acquisition of businesses, net of cash acquired	(63,950)	—
Net proceeds from disposition of property and equipment	20	—
Net cash used for investing activities	(75,820)	(9,370)
Cash Flows from Financing Activities:
Proceeds from issuance of senior notes	—	400,000
Repayments of borrowings on revolving credit facilities	—	(48,620)
Debt financing fees	—	(6,150)
Payments to purchase common stock	(9,060)	(2,640)
Shares surrendered upon exercise and vesting of equity awards to cover taxes	(970)	(1,770)
Dividends paid	(1,740)	—
Net cash provided by (used for) financing activities	(11,770)	340,820
Cash and Cash Equivalents:
Increase (decrease) for the period	(81,920)	347,190
At beginning of period	140,740	73,950
At end of period	$58,820	$421,140
Supplemental disclosure of cash flow information:
Cash paid for interest	$310	$520
Cash paid for taxes	$620	$1,160

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands)

	Three months ended March 31,
	2022	2021
Packaging
Net sales	$138,490	$132,090
Operating profit	$21,330	$21,300
Special Items to consider in evaluating operating profit:
Purchase accounting costs	480	830
Business restructuring and severance costs	1,970	1,510
Adjusted operating profit	$23,780	$23,640

Aerospace
Net sales	$44,520	$44,610
Operating profit	$1,840	$4,500
Special Items to consider in evaluating operating profit:
Purchase accounting costs	240	—
Business restructuring and severance costs	330	450
Adjusted operating profit	$2,410	$4,950

Specialty Products
Net sales	$41,300	$30,030
Operating profit	$7,240	$4,520

Corporate Expenses
Operating loss	$(8,480)	$(9,210)
Special Items to consider in evaluating operating loss:
M&A diligence and transaction costs	910	490
Business restructuring and severance costs	370	2,250
Adjusted operating loss	$(7,200)	$(6,470)

Total Company
Net sales	$224,310	$206,730
Operating profit	$21,930	$21,110
Total Special Items to consider in evaluating operating profit	4,300	5,530
Adjusted operating profit	$26,230	$26,640

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended March 31,
	2022	2021
Net income, as reported	$14,170	$13,060
Special Items to consider in evaluating quality of net income:
Business restructuring and severance costs	2,820	4,210
Purchase accounting costs	720	830
M&A diligence and transaction costs	910	490
Debt financing and related expenses	—	200
Income tax effect of Special Items(1)	(1,050)	(1,390)
Adjusted net income	$17,570	$17,400

	Three months ended March 31,
	2022	2021
Diluted earnings per share, as reported	$0.33	$0.30
Special Items to consider in evaluating quality of EPS:
Business restructuring and severance costs	0.06	0.10
Purchase accounting costs	0.02	0.02
M&A diligence and transaction costs	0.02	0.01
Debt financing and related expenses	—	—
Income tax effect of Special Items(1)	(0.02)	(0.03)
Pre-tax amortization of acquisition-related intangible assets	0.12	0.12
Income tax benefit on amortization of acquisition-related intangible assets(1)	(0.03)	(0.03)
Adjusted diluted EPS	$0.50	$0.49
Weighted-average shares outstanding	43,109,693	43,634,876
(1) Income tax effect of Special Items and amortization of acquisition-related intangible assets is calculated on an item-by-item basis, utilizing the tax rate in the jurisdiction where the Special Item or amortization occurred. For the three month periods ended March 31, 2022 and 2021, the income tax effect of Special Items varied from the tax rate inherent in the Company's reported GAAP results, primarily as a result of certain discrete items that occurred during the period for GAAP reporting purposes.

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands)

	Three months ended March 31,
	2022			2021
	As reported	Special Items	As adjusted	As reported	Special Items	As adjusted
Net cash provided by operating activities	$5,670	$4,310	$9,980	$15,740	$3,920	$19,660
Less: Capital expenditures	(11,890)	—	(11,890)	(9,370)	—	(9,370)
Free Cash Flow	(6,220)	4,310	(1,910)	6,370	3,920	10,290
Net income	14,170	3,400	17,570	13,060	4,340	17,400
Free Cash Flow as a percentage of net income	(44)%		(11)%	49%		59%

	March 31, 2022	December 31, 2021	March 31, 2021
Current portion, long-term debt	$—	$—	$300,000
Long-term debt, net	394,040	393,820	390,190
Total Debt	394,040	393,820	690,190
Less: Cash and cash equivalents	58,820	140,740	421,140
Net Debt	$335,220	$253,080	$269,050

Appendix I

TriMas Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Forecasted Diluted Earnings Per Share Guidance
(Unaudited - dollars per share)

	Twelve months ended
	December 31, 2022
	Low	High
Diluted earnings per share (GAAP)	$1.82	$1.92
Pre-tax amortization of acquisition-related intangible assets(1)	0.46	0.46
Income tax benefit on amortization of acquisition-related intangible assets	(0.11)	(0.11)
Impact of Special Items(2)	0.08	0.08
Adjusted diluted earnings per share	$2.25	$2.35

(1) These amounts relate to acquisitions completed prior to March 31, 2022. The Company is unable to provide forward-looking estimates of future acquisitions, if any, that have not yet been consummated.
(2) The Company is unable to provide forward-looking estimates of Special Items without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.